EXHIBIT 10.1

NOTE

This note (the “Note”) is to memorialize the terms verbally agreed to in principle by Michael Stone (individually, “Stone”), with Stone Consulting Services, Inc., a Delaware corporation (the “Company”).

Stone hereby agrees to loan the Company the principal amount of FIVE HUNDRED ($500.00) DOLLARS to cover the expenses of the Company’s private placement and initial registration statement, on a non-interest bearing basis, due one (1) year after the effective date of the Company’s initial registration statement.

This Note shall be effective as of December 11, 2006.

STONE:	COMPANY:

/s/ Michael Stone	By:	/s/ Michael Stone
Michael Stone		Michael Stone, Chief Executive Officer